UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☐           Soliciting Material Under Rule 14a-12

USA TECHNOLOGIES, INC.
(Name of Registrant as Specified in Its Charter)

S.A.V.E. PARTNERS IV, LLC
LOCKE PARTNERS I LLC
JOHN S. IOANNOU
AJOY H. KARNA
RODMAN K. REEF
ANDREW SALISBURY
CRAIG W. THOMAS
BRADLEY M. TIRPAK
GEORGE WALLNER
JAMES W. STUCKERT REVOCABLE TRUST U/A DTD 2/10/86 AMENDED & RESTATED 2/7/07
DIANE V. STUCKERT REVOCABLE TRUST U/A DTD 8/7/03
JAMES W. STUCKERT
DIANE V. STUCKERT

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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S.A.V.E. Partners IV, LLC, together with the other Participants named herein (“SAVE”), is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the election of its slate of director nominees at the 2012 annual meeting of shareholders (the “Annual Meeting”) of USA Technologies, Inc. (“USAT”).  SAVE has filed a definitive proxy statement with the SEC with regard to the Annual Meeting.

Item 1: On June 20, 2012, S.A.V.E. Partners IV, LLC issued the following press release:

SHAREHOLDER ADVOCATES FOR VALUE ENHANCEMENT (SAVE) BELIEVES IT HAS THE BUSINESS PLAN, NOMINEES AND MOTIVATION TO MAXIMIZE VALUE FOR ALL SHAREHOLDERS OF USA TECHNOLOGIES, INC.

SAVE URGES SHAREHOLDERS NOT TO BE MISLED BY USAT’S NEGATIVE CAMPAIGN AND PERSONAL ATTACKS

GREENWICH, Conn., June 20, 2012 /PRNewswire - S.A.V.E. Partners IV, LLC, which together with its nominees and certain other shareholders are members of a group (“SAVE”) that collectively owns 3,196,739 shares of common stock of USA Technologies, Inc. (NASDAQ: USAT) (“USAT” or the “Company”), representing approximately 9.8% of the Company’s outstanding shares, today issued the following release:

SAVE IS USAT’S LARGEST SHAREHOLDER AND BELIEVES IN THE POTENTIAL OF THE COMPANY WITH A NEW BOARD

SAVE believes so strongly in the potential of the Company under a new Board, it has invested over $3.5 million in USAT in the past three months.  We firmly believe our seven highly qualified nominees have the specific experience and expertise to help USAT realize that potential for the benefit of all shareholders.

IF ELECTED, SAVE’S NOMINEES ARE COMMITTED TO PURCHASING MORE THAN $1,000,000 OF USAT STOCK

As the Company’s largest shareholder, our interests are closely aligned with yours.  SAVE has an enormous economic incentive to fix the Company and increase its market value.  If elected to the Board, SAVE’s nominees intend to implement a policy that directors’ fees will be paid solely in stock options.  In addition, SAVE’s nominees are ready, willing and able to demonstrate their further commitment by buying more than $1,000,000 of USAT stock if elected to the Board.

SAVE HAS A BUSINESS PLAN TO ENHANCE VALUE AND INTENDS TO ACT QUICKLY AND DECISIVELY

SAVE does not believe USAT’s current strategy is supported by a sound business plan or a Board of Directors capable of creating sustainable shareholder value.  Here are the key goals of SAVE’s Business Improvement Plan:

• Establish a Highly-Qualified Board	• Enhance Vending Route Management Services
• Develop Low-Cost Hardware	• Selectively Expand Internationally
• Develop Higher Functioning Terminals	• Boost Customer Confidence
• Increase Processing Profits	• Reduce Operating Costs

We encourage you to review our detailed business plan at www.SAVEUSAT.com.

SAVE’S NOMINEES HAVE DEEP RELEVANT EXPERIENCE TO HELP IMPLEMENT A PROFITABLE BUSINESS PLAN AT USAT

SAVE’s seven nominees bring seasoned leadership skills, industry expertise and deep functional knowledge in critical aspects of USAT’s business, including hardware, transaction processing, vending, finance and international sales.  We believe that when you compare the qualifications of our nominees versus those of the Company, you will find that our nominees are better qualified and have more relevant experience to execute a business plan to make the Company profitable.  If elected, our nominees will actively engage with management in a full-scale effort to lead a rapid transformation of the business with the goal of maximizing value for all shareholders.

SAVE’s nominees are:

SAVE NOMINEE	RELEVANT EXPERIENCE
✓ George Wallner	Electronic Payment Hardware
✓ Rodman Reef	Credit Card and Electronic Payment Processing
✓ John Ioannou	Vending Services; Route Management; Technology
✓ Ajoy Karna	Strategy, Finance, M&A
✓ Andrew Salisbury	International Technology Sales
✓ Craig Thomas	Finance; Corporate Governance
✓ Bradley Tirpak	Finance; Corporate Governance

DO NOT BE MISLED BY USAT’S NEGATIVE CAMPAIGNING AND PERSONAL ATTACKS

We are extremely disappointed that USAT has resorted to negative campaigning to try to sway your vote.  We believe this election should be about the nominees and business plan that are best suited to help USAT realize its potential and maximize value for all shareholders. In our view, personal attacks have no place in an election contest and are evidence of leadership that will do or say anything to win an election.  Remember, this is same Board and management team that, only four months ago, could not predict positive cash flow and yet, on June 8, 2012, with the annual meeting less than three weeks away, suddenly forecast profits by year end.  USAT’s stock price is down over 41% in the past year, from $2.28 on June 15, 2011 to $1.34 on June 15, 2012, the Company has burned through over 50% of the cash on its balance sheet in the first nine months of fiscal 2012 and yet the Company says it wants to continue down its current path. Clearly, we don't believe you can or should take management’s statements at face value.

WE URGE YOU TO VOTE THE GOLD PROXY CARD TODAY

You have the ability to help SAVE implement meaningful change at the Company, for the benefit of all shareholders, by voting the GOLD proxy card today.  We urge you to vote only SAVE’s GOLD proxy card and not management’s white proxy card. If you have already voted management’s white proxy card, you can still change your vote by voting the enclosed GOLD proxy card today.

Beneficial Holders:  If you hold your shares at a broker or bank

•  Vote by Internet:  Go to www.proxyvote.com.  Have your 12-digit control number available.
•  Vote by Phone:  Please call 1-800-454-8683.  Have your 12-digit control number available.
•  Vote by Mail:  Vote, sign, date and return the GOLD voting instruction form.

Registered Holders:  If you hold stock certificates or hold shares directly in your own name

• Vote by Mail: Vote, sign and date the GOLD proxy card and return it in the envelope provided.

If you have any questions, please call Morrow & Co., LLC at (203) 658-9400 or toll-free at (800) 662-5200 or e-mail info@saveusat.com.

Contact:

Morrow & Co., LLC
Tom Ball
John Ferguson
(203) 658-9400
(800) 662-5200
INFO@SAVEUSAT.COM